                                                                    EXHIBIT 99.1
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                                  PRESS RELEASE
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                                 ASTRO-MED, INC.
                           600 East Greenwich Avenue
                        West Warwick, Rhode Island 02893

For Immediate Release
Contact:      Albert W. Ondis                                   November 5, 2004
              Joseph P. O'Connell
              Astro-Med, Inc.
              (401) 828-4000

             Astro-Med Reports Preliminary Results for Third Quarter

West Warwick, RI -- Astro-Med, Inc. (NASDAQ:ALOT) reports sales of approximately
$13,240,000   for  the  Third  Quarter  ended  October  30,  2004.   Preliminary
projections place earnings in the break-even range. For the corresponding period of the prior year, Astro-Med reported sales of $14,386,000 on which net earnings amounted to $901,000, equal to 16 cents per diluted share.

For the nine-month period ended October 30, 2004,  Astro-Med  estimates sales of
$41,472,000  and net income of $2,201,000,  equal to 38 cents per diluted share.
For the  nine-month  period  of the  prior  year,  Astro-Med  reported  sales of
$41,623,000 and net income of $2,217,000, equal to 43 cents per diluted share.

Albert W. Ondis,  CEO, stated:  "Our QuickLabel  Systems product group continued
its strong  performance,  but  revenues  from the other two product  groups fell short of our business plan due to deferred  purchasing by our customers.  We are looking forward to a strong recovery in the Fourth Quarter."

The Company's  actual results for the Third Quarter will be released on Tuesday,
November 16, 2004 and  management  will discuss the results in detail during our conference  call at 5:00 PM EST on the same day.  It will be  broadcast  in real
time  from  the  Investors   Relations  portion  of  the  Company's  website  at
www.astromed.com.

Astro-Med,  Inc.  is a  leading  manufacturer  of high tech  specialty  printing
systems,   electronic   medical   instrumentation,   and  test  and  measurement
instruments employed around the world in a wide range of industrial, scientific, and medical applications.

                             Safe Harbor Statement

This news release contains  forward-looking  statements,  and actual results may vary from those  expressed  or implied  herein.  Factors that could affect these results  include  those  mentioned in  Astro-Med's  FY2004 annual report and its annual and quarterly filings with the Securities and Exchange Commission.